                        Exhibit 4.1

    1990 Outside Directors Stock Option Plan, as amended

                  COMPUTER PRODUCTS, INC.
          1990 OUTSIDE DIRECTORS STOCK OPTION PLAN
              (RESTATED AS OF APRIL 28, 1994)


                         ARTICLE I

                        DEFINITIONS

          As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

     (a)  "Board" shall mean the Board of Directors of the Company.

     (b)  "Company" shall mean Computer Products, Inc.

     (c) "Date of Grant" shall mean the date an Eligible Director is initially elected to the Board of Directors and each date after the Effective Date of the Plan on which the Stockholders of the Company shall elect directors at an Annual Meeting of such Stockholders or any adjournment thereof.

     (d) "Fair Market Value" shall mean the closing sales price, or the mean between the closing high "bid" and low "asked" prices, as the case may be, of the Stock in the over-the-counter market on the day on which such value is to be determined, as reported by the National Association of Securities Dealers Automated Quotation System or successor national quotation service. If the Stock is listed on a national securities exchange, "Fair Market Value" shall mean the closing price of the Stock on such national securities exchange on the day on which such value is to be determined, as reported in the composite quotations for securities traded on such exchange provided by the National Association of Securities Dealers or successor national quotation service. In the event no such quotations are available for the day in question, "Fair Market Value" shall be determined by reference to the appropriate prices on the next preceding day for which such prices are reported.

     (e) "Effective Date of the Plan" shall mean the date of adoption by the stockholders of the Company.

     (f) "Eligible Director" shall mean any Director of the Company who is not an employee of the Company or its subsidiaries.

     (g) "Option" shall mean an Eligible Director's stock option to purchase Stock granted pursuant to the provisions of Article V hereof.

     (h) "Optionee" shall mean an Eligible Director to whom an Option has been granted hereunder.

     (i) "Option Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

     (j) "Plan" shall mean the Computer Products, Inc. 1990 Outside Directors Stock Option Plan, the terms of which are set forth herein.
     (k) "Stock" shall mean the common stock, par value $.01 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for different stock or securities of the Company or some other corporation, such other stock or securities.

     (1) "Stock Option Agreement" shall mean an agreement between the Company and the Optionee under which the Optionee may purchase Stock in accordance with the Plan.

                         ARTICLE II

                          THE PLAN

 .1          Name.  This Plan shall be known as the "Computer Products, Inc. 1990
            ----
Outside Directors Stock Option Plan."

 .2          Purpose.  The purpose of the Plan is to advance the interests of the
            -------
Company and its Stockholders by affording Eligible Directors of the Company an opportunity to acquire or increase their proprietary interests in the Company, and thereby to encourage their continued service as directors and to provide them additional incentives to achieve the growth objectives of the Company.

 .3          Effective Date.  The Effective Date of the Plan is the date of
            --------------
adoption by the stockholders of the Company.

 .4          Termination Date.  The Plan shall terminate and no further Options
            ----------------
shall be granted hereunder upon the tenth anniversary of the Effective Date of the Plan.


                        ARTICLE III

                        PARTICIPANTS

          Each Eligible Director shall participate in the Plan, provided that he is elected to a regular term as such a member at an Annual Meeting of Stockholders, or any adjournment thereof.

                         ARTICLE IV

              SHARES OF STOCK SUBJECT TO PLAN

 .5        Limitations.  Subject to any antidilution adjustment pursuant to the
          -----------
provisions of Section 4.2 hereof, the maximum number of shares of Stock which may be issued and sold hereunder shall not exceed 250,000 shares of Stock. Shares of Stock subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company; provided however, the shares of Stock with respect to which an Option has been exercised shall not again be available for Option hereunder. If outstanding Options granted hereunder shall terminate or expire for any reason without being wholly exercised prior to the end of the period during which Options may be granted hereunder, new Options may be granted hereunder covering such unexercised shares.

 .6          Antidilution.  In the event that the outstanding shares of Stock are
            ------------
changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, con-solidation, reorganization, recapitalization, reclassification, combination of shares, stock splitup or stock dividend:

          (a) The aggregate number and kind of shares of Stock for which Options may be granted hereunder shall be adjusted appropriately;

          (b) The rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately; and

          (c) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his Option, in whole or in part, to the extent that it shall not have been exercised, without regard to the date on which such Option would otherwise have become exercisable pursuant to Sections 5.4 and 5.5.

          The foregoing adjustments and the manner of application thereof shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article shall apply to any successor or successors of the Company and shall be made regardless of the number or type of successive events requiring adjustments hereunder.

                         ARTICLE V

                           OPTIONS

 .7        Option Grant, Number of Shares and Agreement.  Each Eligible Director
          --------------------------------------------
shall automatically be granted an Option to purchase Ten Thousand (10,000) shares Stock on each Date of Grant. Each Option so granted shall be evidenced by a written Stock Option Agreement, dated as of the Date of Grant and executed by the Company and the Optionee, stating the Option's duration, time of exercise, and exercise price. The terms and conditions of the Option shall be consistent with the Plan.

 .8          Option Price.  The Option Price of the Stock subject to each Option
            ------------
shall be the Fair Market Value of the Stock on its Date of Grant.

 .9          Exercise Period.  The period for the exercise of each Option shall
            ---------------
expire on the tenth anniversary of the Date of Grant.

 .10         Option Exercise.
            ---------------
          (a) Any Option granted under the Plan shall only become exercisable in full on the first anniversary of the Date of Grant, provided that the Eligible Director has not voluntarily resigned, or been removed "for cause", as a member of the Board of Directors on or prior to the first anniversary of the Date of Grant. An Option shall remain exercisable after its exercise date at all times during the Exercise Period, regardless of whether the Optionee thereafter continues to serve as a member of the Board.

          (b) An Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become exercisable in accordance with this Section, but not as to less than 25 shares of Stock unless the remaining shares of Stock that are so exercisable are less than 25 shares of Stock. The Option price is to be paid in full in cash upon the exercise of the Option. The holder of an Option shall not have any of the rights of a Stockholder with respect to the shares of Stock subject to the Option until such shares of Stock have been issued or transferred to him upon the exercise of his Option.

          (c) An Option shall be exercised by written notice of exercise of the Option, with respect to a specified number of shares of Stock, delivered to the Company at its principal office, and by cash payment to the Company at said office of the full amount of the Option price for such number of shares. In addition to, and prior to the issuance of a certificate for shares pursuant to any Option exercise, the Optionee shall pay to the Company in cash the full amount of any federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

 .11         Nontransferability of Option.  Options may not be transferred by an
            ----------------------------
Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, his Option may be exercised only by him (or by his guardian or legal representative, should one be appointed). In the event of the death of an Optionee, any Option held by him may be exercised by his legatee(s) or other distributee(s) or by his personal representative.

                         ARTICLE VI

                     STOCK CERTIFICATES

          The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof unless, in the opinion of counsel to the Corporation, there has been compliance with all applicable legal requirements. An Option granted under the Plan may provide that the Company's obligation to deliver shares of Stock upon the exercise thereof may be conditioned upon the receipt by the Company of a representation as to the investment intention of the holder thereof in such form as the Company shall determine to be necessary or advisable solely to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities laws.


                        ARTICLE VII

      TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

          The Board may at any time terminate the Plan, and may at any time and from time to time and, in any respect amend or modify the Plan. Notwithstanding the foregoing, the provisions of Section 5.1 of this Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.


                        ARTICLE VIII

          RELATIONSHIP TO OTHER COMPENSATION PLANS

          The adoption of the Plan shall neither affect any other stock option, incentive or other compensation plans in effect for the Company or any of its subsidiaries, nor shall the adoption of the Plan preclude the Company from establishing any other forms of incentive or other compensation plan for directors of the Company.


                         ARTICLE IX

                       MISCELLANEOUS

 .12       Plan Binding on Successors.  The Plan shall be binding upon the
          --------------------------
successors and assigns of the Company.

 .13         Singular, Plural; Gender.  Whenever used herein, nouns in the
            ------------------------
singular shall include the plural, and the masculine pronoun shall include the feminine gender.

 .14         Headings, etc., No Part of Plan.  Headings of articles and
            -------------------------------
paragraphs hereof are inserted for convenience and reference, and do not constitute a part of the Plan.

                         AMENDMENT

                           TO THE

                  COMPUTER PRODUCTS, INC.

          1990 OUTSIDE DIRECTORS STOCK OPTION PLAN


          AMENDMENT dated July 28, 1995, to the 1990 Outside Directors Stock Option Plan (the "Plan") of Computer Products, Inc. ("CPI").
          WHEREAS, CPI maintains the Plan, effective as of April 30, 1991; and

          WHEREAS, the Board of Directors of CPI has determined that it is appropriate to amend the Plan (the "Amendment") in order to increase the maximum number of shares of Stock which may be issued and sold under the Plan from 250,000 to 600,000.

          NOW, THEREFORE, the Plan is hereby amended, pursuant to Article VII thereof, as follows:

          1. Article IV is hereby amended by deleting the first sentence and substituting the following sentence in lieu thereof:

                              "Subject to any antidilution adjustment pursuant
     to the provisions of Section 4.2 hereof, the maximum number of shares of Stock which may be issued and sold hereunder shall not exceed 600,000 shares of Stock."

          2. This Amendment shall be effective upon its adoption by the stockholders of CPI, provided such approval occurs no later than July 27, 1996.
 Any awards granted pursuant to the Amendment prior to such approval shall be effective when made (unless otherwise specified at the time of grant), but shall be conditioned upon, and subject to, such approval of the Amendment by CPI's stockholders (and no awards shall vest or otherwise become free of restrictions prior to such approval).

          3. In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

                              COMPUTER PRODUCTS, INC.


                              By:Richard J. Thompson
                                 -------------------
                                 Richard J. Thompson